Exhibit 99.2

Fourth Quarter 2016 Financial Results January 31, 2017

1 Important Notices | 4Q16 Earnings This presentation contains forward - looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated . The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward - looking statements . All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward - looking statements that involve certain risks and uncertainties . While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially . Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that ( i ) Bohai shareholders do not approve the transaction or the parties do not receive or satisfy regulatory or other approvals and conditions on a timely basis or approvals are subject to conditions that are not anticipated, (ii) modifications to the terms of the transaction may be required in order to obtain or satisfy such approvals or conditions, (iii) the risk that the transaction does not close or that there are changes in the anticipated timing for closing the transaction, (iv) there are difficulties, delays or unexpected costs in separating Commercial Air from CIT or in implementing the transaction, (v) business disruption during the pendency of or following the transaction, including diversion of management time, (vi) the risk that CIT is unsuccessful in implementing its Amended Capital Plan on the timing and terms contemplated, (vii) the risk that CIT is unsuccessful in implementing its strategy and business plan, (viii) the risk that CIT is unable to react to and address key business and regulatory issues, (ix) the risk that CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, and (x) the risk that CIT becomes subject to liquidity constraints and higher funding costs . We describe these and other risks that could affect our results in Item 1 A, “Risk Factors,” of our latest Annual Report on Form 10 - K for the year ended December 31 , 2015 , which was filed with the Securities and Exchange Commission . Accordingly, you should not place undue reliance on the forward - looking statements contained in this press release . These forward - looking statements speak only as of the date on which the statements were made . CIT undertakes no obligation to update publicly or otherwise revise any forward - looking statements, except where expressly required by law . This presentation is to be used solely as part of CIT management’s continuing investor communications program . This presentation shall not constitute an offer or solicitation in connection with any securities .

# Executing on Our 2016 Priorities to Simplify & Strengthen CIT

**1 Focus on Our Core Businesses**

- Announced definitive agreement to sell CIT Commercial Air to Avolon Holdings
- Stable core operating trends
- Completed sale of UK Equipment Finance and Canada Equipment and Corporate Finance businesses
- Completed the integration of OneWest Bank

**2 Improve Profitability and Return Capital**

- Completed a third of the annual expense save target in 2016
- Deposits increased to approximately 68% of total funding; weighted average deposit coupon decreased 7 bps from the prior year
- Bank FLA(1) to deposit ratio of 98%
- To return up to $3.3 billion of common equity to shareholders in conjunction with Commercial Air sale(2)

**3 Maintain Strong Risk Management**

- Commercial credit reserve(3) 2.0% of finance receivables
- Non-accruals 0.9% of finance receivables
- 10.8% coverage(4) on energy loans
- Common Equity Tier 1 ratio 13.8% up ~110 bps from the prior year

(1) Financing and leasing assets.
(2) Amended capital plan approval authorizes CIT to return $2.975 billion of common equity from the net proceeds of the Commercial Air sale; additional $0.325 billion contingent upon the issuance of a similar amount of Tier 1 qualifying preferred stock.
(3) Commercial allowance for loan losses plus principal loss discount as % of commercial finance receivables (before the principal loss discount).
(4) Reflects the purchase accounting discount for loans acquired from OneWest Bank and the allowance for loan losses.

CIT | 4Q16 Earnings 2

3 Selected Financial Highlights  Positioning of business towards more strategic customer base to drive deeper relationships and additional revenue opportunities nearly complete  Lead roles in 60% of new business in 2016, up from 40% in 2015  #10 in US Middle Market Sponsored Bookrunner League in 2016, up from #21 in 2015  Digital small business lending platform experiencing strong growth due to disruption in industry and strategic account wins  Record year with a 14% increase in volume from 2015  Customer satisfaction at an all time high based on Net Promotor Score Direct Capital  OneWest Bank named Best Regional Bank in California by Money Magazine  Investments in technology aimed to enhance customer experience  Continued progress on transitioning deposit base and reducing overall cost of funds Consumer Banking  Treasury Management products and services sold to 73 new and existing clients in 2016 across all our Commercial Businesses Commercial Banking Consumer Banking Commercial Finance Treasury Management | 4Q16 Earnings  Led 67 transactions for over $11 billion in financings in 2016 across all our industry verticals, compared to 50 transactions for $8 billion in 2015 Capital Markets

# Stable Core Operating Performance, Offset By Noteworthy Items[1]

| *($ in M, except per share data)* | Continuing Operations | Discontinued Operations | Total Reported |
|---|---|---|---|
| **GAAP Net Income/(Loss)** | **($424)** | **($731)** | **($1,155)** |
| **GAAP EPS** | **($2.10)** | **($3.61)** | **($5.71)** |
| **Noteworthy Items** *(After-Tax)* | | | |
| **Strategic Initiatives** | | | |
| Gain on Sale of Canadian Business | $16 | | **$16** |
| Canadian Assertion Change | ($54) | | **($54)** |
| Canadian TRS Termination | ($146) | | **($146)** |
| Restructuring Costs | ($3) | | **($3)** |
| Commercial & Business Air Sale Impacts | | ($785) | **($785)** |
| **Legacy OneWest Bank Matters** | | | |
| Financial Freedom Reserve | | ($21) | **($21)** |
| Other Legacy OneWest Matters | ($14) | | **($14)** |
| **Other Items** | | | |
| Goodwill Impairment | ($327) | | **($327)** |
| Sales Tax Expense Related to Prior Periods | ($16) | | **($16)** |
| **Total Noteworthy Items** | **($544)** | **($806)** | **($1,350)** |
| **Non-GAAP Net Income after Noteworthy Items** | **$120** | **$76** | **$196** |
| **Non-GAAP EPS excluding Noteworthy Items** | **$0.59** | **$0.37** | **$0.97** |

**Noteworthy items include impacts from:**

**Strategic Initiatives**

- Sale of Canada Equipment and Corporate Finance businesses
- No longer asserting indefinite reinvestment of earnings in Canada, providing greater flexibility to repatriate cash
- Termination of the Canadian total return swap facility
- Tax and suspended depreciation impact from announced sale of Commercial Air
- Business Air impairment

**Legacy OneWest Bank Matters**

- Charges in excess of reserves, as we progressed on the resolution of legacy OneWest matters

**Other Items**

- Goodwill Impairment in Consumer Banking and Commercial Services in conjunction with year end goodwill evaluation process

EPS based on 202.1 million average diluted shares outstanding, $ impacts are rounded.
(1) See appendix page 22 for details on Noteworthy Items included in the 4Q16 results.

CIT | 4Q16 Earnings 4

# Earnings Summary[1]

| ($ in M, except per share data) | 4Q16 | 3Q16 | 4Q15 | ▲3Q16 | ▲4Q15 | FY16 | FY15 | ▲FY15 |
|---|---|---|---|---|---|---|---|---|
| Interest Income | 475 | 473 | 494 | 3 | (19) | 1,906 | 1,443 | 464 |
| Net Operating Lease Revenues[2] | 125 | 131 | 145 | (6) | (20) | 557 | 604 | (47) |
| Interest Expense | 178 | 188 | 198 | (10) | (19) | 753 | 737 | 16 |
| **Net Finance Revenue** | **422** | **415** | **441** | 6 | (20) | **1,710** | **1,309** | 401 |
| Other Income | (112) | 77 | 18 | (189) | (130) | 151 | 163 | (12) |
| Provision for Credit Losses | 37 | 45 | 58 | (9) | (21) | 195 | 159 | 36 |
| Goodwill Impairment[3] | 334 | - | - | 334 | 334 | 334 | - | 334 |
| Loss on Debt Extinguishment and Deposit Redemption | 3 | 5 | 1 | (2) | 2 | 13 | 2 | 11 |
| Operating Expenses | 379 | 304 | 344 | 75 | 35 | 1,322 | 1,100 | 222 |
| **Pre-tax (Loss) Income from Continuing Operations** | **(443)** | **138** | **57** | (581) | (499) | **(3)** | **212** | (215) |
| Benefit (Provision) for Income Taxes | 19 | (57) | 13 | 75 | 6 | (193) | 534 | (727) |
| **(Loss) Income from Continuing Operations** | **(424)** | **81** | **70** | (505) | (494) | **(196)** | **747** | (942) |
| Income from Discontinued Operations | 149 | 63 | 73 | 87 | 76 | 146 | 349 | (204) |
| Benefit (Provision) for Income Taxes | (880) | (11) | 2 | (869) | (881) | (811) | (39) | (772) |
| **(Loss) Income from Discontinued Operations, net of taxes** | **(731)** | **52** | **75** | (782) | (805) | **(665)** | **310** | (975) |
| **Net (Loss) Income** | **(1,155)** | **133** | **145** | (1,287) | (1,299) | **(861)** | **1,057** | (1,918) |
| **Diluted income per common share** | | | | | | | | |
| (Loss) Income from Continuing Operations | (2.10) | 0.40 | 0.35 | (2.50) | (2.44) | (0.97) | 4.01 | (4.97) |
| (Loss) Income from Discontinued Operations, net of taxes | (3.61) | 0.25 | 0.37 | (3.87) | (3.98) | (3.30) | 1.66 | (4.96) |
| Diluted (Loss) Income per common share | (5.71) | 0.65 | 0.72 | (6.37) | (6.43) | (4.27) | 5.67 | (9.93) |

Certain balances may not sum due to rounding.

(1) During the preparation of year-end financial results, the Company discovered certain immaterial errors to prior period financial statements which are currently reflected in the results of the fourth quarter and the annual period ended December 31, 2016 as out of period adjustments. The Company has evaluated the magnitude of these errors and has concluded to correct them by revising prior period results with the filing of its annual report on Form 10-K. The Company currently estimates that the revisions to the financial statements will result in an increase to pre-tax continuing operations for the quarter ended December 31, 2016 of approximately $30 million resulting in a loss of approximately $410 million, a decrease in the discontinued operations loss of approximately $15 million to a loss of approximately $716 million and a decrease in net loss of approximately $30 million to a loss of approximately $1.1 billion. However, the company has not completed its review of these errors, and the actual revisions reflected in the annual report could differ from these estimates. The Company does not expect these revisions to the prior periods to be material to the previously reported financial statements.

(2) Net of depreciation and maintenance and other operating lease expenses.

(3) CIT is finalizing its goodwill impairment review and the amount of the goodwill impairment may change before we file our Form 10-K.

CIT | 4Q16 Earnings 5

6 Update on the Commercial Air Transaction | 4Q16 Earnings (1) See page 16 for current estimated remaining financial impact.  Announced definitive agreement to sell Commercial Air to Avolon on October 6, 2016  Several key milestones have been completed: x 3Q16 audited financials delivered to Avolon as provided in the purchase agreement x HSR clearance received , and antitrust clearance already received in 5 out of 6 foreign jurisdictions x CFIUS clearance received  Avolon announced pricing of $3 billion senior notes offering to be used in connection with financing the transaction  Avolon placed an additional $100 million deposit into escrow after CIT completed certain transaction steps, raising the total deposit in escrow to $600 million, approximately equal to the premium to be paid  CIT and Avolon continue to target closing at the end of the first quarter. Key remaining milestones for closing include receipt of Chinese regulatory approvals and approval of Bohai shareholders. Bohai has advised us that they continue to work towards achieving each of these milestones by the end of the first quarter.  Preparing for prepayment or transfer of secured debt facilities in advance of closing (in addition to early termination of Canadian TRS related debt in 4Q16)  Plans regarding capital return to be finalized and communicated following the close of the transaction Significant progress towards closing (1) A ctively evaluating options to return up to $3.3 billion of capital and execution of liability management following the receipt of proceeds and close of transaction

# Key Performance Metrics – Continuing Operations

| ($ in M) | FY16 | Excluding Noteworthy Items(1) FY16 | 4Q16 | Excluding Noteworthy Items(1) 4Q16 | Post Air Separation 2018 Target |
|---|---|---|---|---|---|
| AEA(2) | 47,671 | 47,671 | 46,972 | 46,972 | - |
| Net Finance Margin(3) | 3.6% | 3.6% | 3.6% | 3.6% | 3.0–3.5% |
| Credit provision(3) | 0.4% | 0.4% | 0.3% | 0.3% | 0.25–0.50% |
| Other income(3) | 0.3% | 0.8% | (1.0%) | 0.9% | 0.6–0.75% |
| Operating Expenses(3)(4) | 2.6% | 2.5% | 3.1% | 2.7% | 1.9–2.2% |
| Net Efficiency Ratio(5) | 67.7% | 58.5% | 119.0% | 60.2% | Low 50s |
| Tax Rate | NM(8) | 40% | NM(8) | 28% | <40% |
| CET1 Ratio(6) | 13.8% | n/a | 13.8% | n/a | 10–11% |
| Adjusted ROATCE(7) | NM(9) | NM(9) | NM(9) | NM(9) | 10% |

(1) See appendix page 22 for details on Noteworthy Items included in the 4Q16 results and appendix page 29 for non-GAAP reconciliation.
(2) Average earning assets (AEA) components include interest earning cash, investments, securities and indemnification assets, loans and operating lease equipment.
(3) As % of average earnings assets.
(4) Operating expenses exclusive of restructuring costs and intangible assets amortization.
(5) Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (net finance margin and other income).
(6) Capital ratios are preliminary as of 12/31/16 and based on fully phased-in Basel III estimates.
(7) Return on average tangible common equity is adjusted to remove the impact of intangible amortization, goodwill impairment and the impact from valuation allowance from income from continuing operations, while the average tangible common equity is reduced for disallowed deferred tax assets.
(8) Not meaningful.
(9) Not meaningful on a Continuing Operations basis.

CIT | 4Q16 Earnings 7

8 Financing & Leasing Assets (FLA) – Continuing Operations Highlights 11.7 11.8 11.2 10.7 10.3 5.4 5.4 5.5 5.4 5.6 6.8 7.1 7.0 7.3 7.3 6.7 6.9 7.0 7.1 7.2 7.2 7.2 7.2 7.2 7.0 1.6 1.2 1.1 1.0 0.2 0 20 40 4Q15 1Q16 2Q16 3Q16 4Q16 ($ in B) Commercial Banking: ▪ Commercial Finance: Decreased resulting from portfolio positioning activities as we emphasize opportunities to build upon our specialty lending expertise and broaden relationships ▪ Real Estate Finance : Increased driven by higher volume and lower prepayments ▪ Business Capital: Flat driven by growth in Equipment Finance being offset by seasonally lower balances in Commercial Services ▪ Rail: Increased slightly driven by deliveries from the order - book (~$262 million remaining in the order - book) Consumer Banking: Legacy Consumer Mortgages annualized run - off of 14% in the quarter was partially offset by growth in Other Consumer Banking Non - Strategic Portfolios: Sold Canada Equipment & Corporate Finance businesses $39.4 $39.5 $38.9 $38.7 $37.7 Total Reported | 4Q16 Earnings Consumer Banking Non - Strategic Portfolios Real Estate Finance Commercial Finance Business Capital Rail Commercial Banking

# Net Finance Margin Trends – Continuing Operations

## Net Finance Revenue & Net Finance Margin



($ in M)
3.64%
3.64%
3.63%
3.48%
3.59%
441
438
435
415
422
76
71
74
67
75
365
367
361
348
347
4Q15
1Q16
2Q16
3Q16
4Q16
Net Finance Revenue and other items (1)
PAA
NFM

| Yield Analysis [(2)] | 4Q16 | 3Q16 | 4Q15 | ▲ *3Q16* | ▲ *4Q15* |
|---|---|---|---|---|---|
| Interest bearing deposits and investments | 1.54% | 1.31% | 1.22% | *0.23* | *0.32* |
| Loans | 6.08 | 5.88 | 5.91 | *0.30* | *0.17* |
| Operating leases (net) | 6.72 | 7.15 | 8.63 | *(0.43)* | *(1.91)* |
| Indemnification assets | (9.45) | (4.60) | (0.71) | *(4.85)* | *(8.74)* |
| Earning assets | 5.11 | 5.06 | 5.27 | *0.05* | *(0.16)* |
| Deposits | 1.24 | 1.25 | 1.26 | *(0.01)* | *(0.02)* |
| Borrowings | 2.23 | 2.33 | 2.36 | *(0.10)* | *(0.13)* |
| Interest-bearing liabilities | 1.56 | 1.60 | 1.64 | *(0.04)* | *(0.08)* |

(1) Other items include suspended depreciation, interest recoveries/prepayments, other loan and debt FSA.
(2) More detail is available in the average balance sheet within the fourth quarter 2016 press release.

## Highlights

- Increase in Net Finance Margin from prior quarter primarily reflects:
  - \+ ~15 bps primarily related to increased purchase accounting accretion and prepayments
  - \+ ~6 bps related to a reduction in interest expense
  - \- ~6 bps related to a decrease of higher yielding NSP assets
  - \- ~3 bps related to the build out of the investment portfolio and higher LIBOR rates on loans, which was more than offset by lower yields in Rail

CIT | 4Q16 Earnings
9

# Asset Quality Trends – Continuing Operations

*($ in M)*

## Non-accrual Loans & Net Charge-offs

| Non-accrual Loans % of FR | | | | |
|---|---|---|---|---|
| 0.8% | 0.9% | 0.9% | 1.0% | 0.9% |



252
273
265
283
279
0.40%
0.42%
0.45%
0.28%
0.32%
4Q15
1Q16
2Q16
3Q16
4Q16
Non-accrual Loans
Net Charge-offs % to AFR(1)(2)

## Allowance for Loan Losses - Commercial



1.8%
1.9%
1.8%
1.9%
2.0%
1.4%
1.6%
1.6%
1.7%
1.8%
350
390
379
397
408
4Q15
1Q16
2Q16
3Q16
4Q16
Princ. Loss Disc
Allowance for Loan Losses (ALL)
ALL % to FR
ALL + Princ Loss Disc. % to FR before principle loss discount

## Highlights

- Non-accrual balances slightly decreased from the prior quarter as an increase in Commercial Banking related to a few loans in Commercial Finance and Real Estate Finance was offset by a decrease in NSP, due to the sale of the Canada Equipment and Corporate Finance businesses
- Allowance for loan losses increased from the prior quarter primarily due to reserve build in Commercial Banking principally due to an increase in non-accruals
- Excluding the effect of assets transferred to HFS[1], net charge-offs were $10 million, down from $15 million in the prior quarter
- ALL as a % of finance receivables on commercial loans increased to 1.8%
  - Including the principal loss discount, ALL as a % of finance receivables increased to 2.0%
- 10.8% coverage[3] on energy loans – see page 26 for more detail

(1) 4Q16, 3Q16, 2Q16, 1Q16, and 4Q15, included approximately $13 million, $6 million, $19 million, $3 million, and $18 million respectively, of charge-offs related to the transfer of loans to held for sale; exclusive of these charge-offs, net charge-offs as a % to AFR would have been 14 bps, 20 bps, 21 bps, 38 bps, and 17 bps respectively.
(2) Average finance receivables (AFR) is computed using month-end balances and is the average of finance receivables which includes loans, direct finance lease and leverage lease receivables and factoring receivables. It excludes operating lease equipment.
(3) Reflects the purchase accounting discount for loans acquired from OneWest Bank and the allowance for loan losses.

CIT | 4Q16 Earnings 10

11 29 26 24 29 26 32 30 26 29 27 14 5 23 13 11 (57) 24 27 7 -55 -30 -5 20 45 70 95 120 145 Other Income Trends – Continuing Operations Factoring commissions Fee revenues Gains on sales of leasing equipment All other income ($ in M) 4 Q15 2 Q16 3 Q 16 4 Q16 1 Q16 Total Reported ▪ Lower factoring commissions primarily driven by decline in commission rate ▪ Lower fee revenues driven by a reduction in letter of credit and other servicing fees; capital market fees remain elevated ▪ Gains on sales of leasing equipment driven by the sale of rail cars ▪ All other income primarily reflects: - Canadian TRS termination net charge of approximately $245 million + Gain on an investment related to a loan workout in Commercial Finance of $22 million + Gain on sale of the Canada Equipment and Corporate Finance businesses of $22 million + Gain related to IndyMac venture of $5 million Highlights $18 $85 $100 $77 ($112) | 4Q16 Earnings (175)

# Operating Expenses Trends – Continuing Operations



Net Efficiency Ratio[1]
61.8%
57.1%
55.7%
60.0%
119%/60%[2]
($ in M)
344
325
314
304
379
17
2
270
291
290
287
347
4Q15
1Q16
2Q16
3Q16
4Q16



4Q16 Walk [3]
312
13
299
296
287
52
9
15
(3)
369
17
61
286
347
Elevated Costs
4Q15 Normalized [4]
3Q16
Noteworthy Items [5]
Net Operational Costs [6]
Third Party Costs [7]
NSP & Other Items
4Q16

Amortization of Intangibles | Restructuring Charges | Third Party Costs | NSP Direct | All Other Operating Expenses

## Highlights

- 4Q'16 run-rate negatively impacted by Legacy OneWest Matters, net elevated operational costs and third party costs
- Sale of Canada Equipment and Corporate Finance businesses reduced NSP costs by $3 million in current quarter; ~$20 million of annual costs remain of the $50 million target
- Completed a third of the annual expense save target in 2016, mostly through organizational changes (4Q15 normalized costs of $299 compared to 4Q16 normalized cost of $286)

Certain balances may not sum due to rounding.
(1) Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (Net finance margin and other income).
(2) Net Efficiency ratio of 60.2% excluding 4Q16 noteworthy items, see appendix page 29 for non-GAAP reconciliation.
(3) Exclusive of amortization of intangibles and restructuring charges of $10 million.
(4) Including reversal of accrued compensation and benefits of $19 million and other general administrative expenses of $8 million.
(5) Includes $25 million related to sales tax expense from prior periods, $14 million from mortgage related settlements and a $13 million servicing reserve.
(6) Includes $13 million servicing advances write-off and other items that mostly offset, but impact various line items.
(7) Third party costs associated with CCAR and other strategic initiatives.

CIT | 4Q16 Earnings 12

# On target to achieve $150 million in continuing operations expense saves by 2018

## Planned Cost Saves

**Organizational Alignment**
- Optimizing structure to support core business initiatives
- Drive more effective alignment of functional areas

**Technology & Operations**
- Technology standardization and rationalization
- Savings through process re-engineering and automation of certain functions

**Third Party Initiatives**
- Drive efficiency in third party supplier usage
- Improve purchasing and payment processes
- Reduce travel and entertainment costs
- Pursue efficiencies in facility footprints


$150M
~50%
~35%
~15%
2018 Target

## Expense Save Target Progress

- **Recasted expense save target to include the amount of indirect costs associated with Commercial Air which are reported in Continuing Operations**
- **$150 million target expense saves by 2018 include:**
  - $125 million in planned cost savings initiatives
  - $25 million of indirect costs associated with Commercial Air that are reported in Continuing Operations
- **Completed a third of the annual expense save target in 2016 through organizational changes, although saves are masked this quarter by noteworthy items, costs from strategic initiatives and other elevated operational costs**

***Completed a third of the annual expense save target in 2016 through organizational changes***

CIT | 4Q16 Earnings
13

# Commercial Banking

| ($ in M) | 4Q16 | 3Q16 | 4Q15 | $ Incl (Dec) ▲ 3Q16 | ▲ 4Q15 |
|---|---|---|---|---|---|
| Interest Income | 322 | 319 | 319 | 3 | 3 |
| Net Rental Income (1) | 125 | 127 | 138 | (2) | (13) |
| Interest Expense | 127 | 132 | 123 | (5) | 4 |
| Net Finance Revenue | 320 | 314 | 334 | 6 | (14) |
| Other Income | 92 | 76 | 81 | 15 | 10 |
| Credit Provision | 31 | 44 | 54 | (13) | (23) |
| Goodwill Impairment | 35 | - | - | 35 | 35 |
| Operating Expenses | 209 | 195 | 181 | 14 | 28 |
| Pre-tax Income (Loss) | 137 | 151 | 181 | (14) | (43) |

| Key Metrics | 4Q16 | 3Q16 | 4Q15 | ▲ 3Q16 | ▲ 4Q15 |
|---|---|---|---|---|---|
| AEA | 29,505 | 29,777 | 29,819 | (272) | (315) |
| NFM | 4.3% | 4.2% | 4.5% | 0.1% | (0.2%) |
| Net Efficiency Ratio | 50.3% | 49.7% | 43.0% | (0.6%) | (7.3%) |
| PTI-ROAEA | 1.9% | 2.0% | 2.4% | (0.2%) | (0.6%) |

## Commentary

### vs. Prior Quarter

- Net Finance Revenue increased driven primarily by the acceleration of interest and yield related fees from prepayments, rising asset yields and lower funding costs, offset by a decline in yields in Rail
- Other Income increased reflecting a $22 million gain on an investment related to a loan workout in Commercial Finance, partially offset by declines in factoring commissions
- Credit Provision declined reflecting Commercial Finance's lower charge-offs (excluding charge-offs on loans transferred to HFS) and reduced asset levels
- Goodwill Impairment related to Commercial Services
- Operating Expenses reflected $25 million in sales taxes related to prior periods in Equipment Finance, absent which operating expenses declined slightly

### vs. Year-ago Quarter

- Pre-tax income decreased due to the goodwill impairment and higher operating expenses from sales taxes and a lower margin in Rail, partially offset by higher other income and lower credit costs

Certain balances may not sum due to rounding.
(1) Net of depreciation and maintenance and other operating lease expenses.

CIT | 4Q16 Earnings 14

# Consumer Banking

| ($ in M) | 4Q16 | 3Q16 | 4Q15 | $ Inc/ (Dec) ▲ 3Q16 | ▲ 4Q15 |
|---|---|---|---|---|---|
| Interest Income | 108 | 102 | 108 | 6 | - |
| Interest Expense | (4) | 1 | 12 | (5) | (16) |
| Net Finance Revenue | 111 | 101 | 96 | 11 | 15 |
| Other Income | 13 | 7 | 5 | 6 | 8 |
| Credit Provision | 6 | 2 | 4 | 4 | 2 |
| Goodwill Impairment | 299 | - | - | 299 | 299 |
| Operating Expenses | 135 | 86 | 85 | 49 | 51 |
| Pre-tax (Loss) Income | (315) | 20 | 13 | (335) | (329) |

| Key Metrics | 4Q16 | 3Q16 | 4Q15 | ▲ 3Q16 | ▲ 4Q15 |
|---|---|---|---|---|---|
| AEA | 7,465 | 7,518 | 7,682 | (53) | (217) |
| NFM | 6.0% | 5.4% | 5.0% | 0.6% | 1.0% |
| Net Efficiency Ratio | 104.8% | 75.8% | 78.8% | (29.0%) | (26.0%) |
| PTI-ROAEA | (16.90%) | 1.06% | 0.69% | (17.96%) | (17.59%) |

## Commentary

### vs. Prior Quarter

- Net Finance Revenue increased mostly due to higher purchase accounting accretion
- Other Income increased primarily from a net gain due to the sale of loans related to the IndyMac Venture, partially offset by lower gains on OREO
- Credit Provision increased due to higher reserves on certain Legacy Consumer Mortgage loans
- Goodwill Impairment related to OneWest Bank acquisition
- Operating Expenses increased reflecting $27 million in charges from legacy OneWest Bank matters and a $13 million write-off of servicing advances

### vs. Year-ago Quarter

- Pre-tax income decreased driven by a goodwill impairment and higher operating expenses resulting from a charge related to legacy OneWest Bank matters and other elevated costs, partially offset by higher net finance revenue and higher other income

Certain balances may not sum due to rounding.

CIT | 4Q16 Earnings 15

# Commercial Air Sale – Current Estimated Remaining Financial Impact(1)

*($ in M pre-tax, except GAAP taxes item)*

| Item | 4Q16 | Remaining Impact | Total | Oct. 6th Presentation |
|---|---|---|---|---|
| **Gain on Sale (Pre-Tax)** | | | Total premium = $600 | |
| Premium | - | $500 | $500(2) | $600 |
| Suspended Depreciation | $100 | - | $100 | |
| Other Settlement Items | - | ($200) | ($200) | ($200) |
| **Gain on Sale (Pre-Tax) Total** | **$100** | **$300** | **$400** | **$400** |
| **Transaction Adjustments** | | | | |
| Debt Extinguishment and Transaction Costs (Pre-Tax) | ($250)(3) | ($375) | ($625) | ($550) |
| Goodwill & Intangibles | - | $150 | $150 | $150 |
| GAAP Taxes | ($800) | ($200) | ($1,000) | ($1,100) |
| **Total Impact to TBV before capital actions** | **($950)** | **($125)** | **($1,075)** | **($1,100)** |

***Current estimated change in TBV in line with original estimate as the cost related to the termination of the Canadian TRS, was partially offset by lower assumed remaining debt costs***

(1) All activity in discontinued operations, except for TRS termination charge in 4Q16 and debt extinguishment and transaction costs. All associated tax impacts assuming a 40% tax rate.
(2) Remaining premium of $500 million to be recognized as gain or suspended depreciation depending on timing of close.
(3) Amount of TRS termination charge related to Commercial Air of $125 million assumed in the transaction adjustments assumption on October 6th. Actual amount of charge was $243 million for termination of entire Canadian facility. In addition, incurred approximately $7 million in costs for termination of secured debt.

CIT | 4Q16 Earnings 16

# 2017 Outlook Commentary– Continuing Operations

| ($ in M) | FY16 | Excluding Noteworthy Items[1] FY16 | 4Q16 | Excluding Noteworthy Items[1] 4Q16 | 2017 Outlook Commentary | Post Air Separation 2018 Target |
|---|---|---|---|---|---|---|
| AEA[2] | 47,671 | 47,671 | 46,972 | 46,972 | ▪ Expect to grow in the low single digits, as mid-single digit growth in our core businesses will be offset by run-off in legacy portfolios and NSP | - |
| Net Finance Margin[3] | 3.6% | 3.6% | 3.6% | 3.6% | ▪ Expect to trend toward the middle to upper end of the range, as high yielding portfolio run-off and Rail headwinds are partially offset by the benefits from increased rates | 3.0–3.5% |
| Credit provision[3] | 0.4% | 0.4% | 0.3% | 0.3% | ▪ Expect to be within the targeted range | 0.25–0.50% |
| Other income[3] | 0.3% | 0.8% | (1.0%) | 0.9% | ▪ Expect to be within the targeted range | 0.6–0.75% |
| Operating Expenses[3][4] | 2.6% | 2.5% | 3.1% | 2.7% | ▪ Expect ongoing improvement as cost reduction initiatives progress | 1.9–2.2% |
| Net Efficiency Ratio[5] | 67.7% | 58.5% | 119.0% | 60.2% | | Low 50s |
| Tax Rate | NM[8] | 40% | NM[8] | 28% | ▪ Expect to be in the mid 30% range excluding discrete items | <40% |
| CET1 Ratio[6] | 13.8% | n/a | 13.8% | n/a | - | 10–11% |
| Adjusted ROATCE[7] | NM[9] | NM[9] | NM[9] | NM[9] | - | 10% |

(1) See appendix page 22 for details on Noteworthy Items included in the 4Q16 results and appendix page 29 for non-GAAP reconciliation.
(2) Average earning assets (AEA) components include interest earning cash, investments, securities and indemnification assets, loans and operating lease equipment.
(3) As % of average earnings assets.
(4) Operating expenses exclusive of restructuring costs and intangible assets amortization.
(5) Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (net finance margin and other income).
(6) Capital ratios are preliminary as of 12/31/16 and based on fully phased-in Basel III estimates.
(7) Return on average tangible common equity is adjusted to remove the impact of intangible amortization, goodwill impairment and the impact from valuation allowance from income from continuing operations, while the average tangible common equity is reduced for disallowed deferred tax assets.
(8) Not meaningful.
(9) Not meaningful on a Continuing Operations basis.

CIT | 4Q16 Earnings 17

18 | 4Q16 Earnings 2016 core operating trends remain solid while financial results were impacted by actions to transform and simplify the company 2017 Focus Made significant progress on strategic initiatives  Successfully complete the divestitures, most notably the Commercial Air transaction, and returning capital to shareholders  Continue to grow our core operations in specialty lending, broadening our business with existing clients and leveraging our digital platform in Consumer Banking and Small Business Lending  Continue to make progress towards our expense targets  Reduce our funding costs through deposit growth and other liability management strategies  Maintain strong capital and risk management process Executing on O ur Priorities to Simplify & Strengthen CIT

19 APPENDIX | 4Q16 Earnings

20 13.2% 13.8% 14.1% 14.4% 14.5% 12.7% 13.1% 13.4% 13.7% 13.8% 13.4% 13.8% 13.9% 14.3% 13.9% 4Q15 1Q16 2Q16 3Q16 4Q16 Total Capital Ratio CET1 Ratio Tier 1 Leverage Ratio Strong Capital Position 9.7 9.9 9.9 10.0 9.2 8.9 9.1 9.1 9.3 9.0 4Q15 1Q16 2Q16 3Q16 4Q16 TBV CET1 Capital Tangible Book Value / CET1 Risk Based Capital Ratios (1) ▪ Total capital comprised mostly of CET1 capital ▪ CET1 and Total regulatory capital ratios increased slightly from the previous quarter primarily due to the decrease in RWA - RWA declined primarily driven by a reduction in financing and leasing assets Highlights (1) Capital ratios are preliminary as of 12/31/16 and based on fully phased - in Basel III estimates. ($ in B) 70.2 69.2 67.8 67.5 65.3 4Q15 1Q16 2Q16 3Q16 4Q16 Risk Weighted Assets (RWA) ($ in B) | 4Q16 Earnings

# Performance Highlights & Trends

| *At or For the Period Ended* | 4Q16 | 3Q16 | 2Q16 | 1Q16 | 4Q15 |
|---|---|---|---|---|---|
| EPS (Diluted) – Total | **($5.71)** | $0.65 | $0.07 | $0.73 | $0.72 |
| EPS (Diluted) – Continuing Ops. | **($2.10)** | $0.40 | $0.42 | $0.31 | $0.35 |
| Book Value Per Share | **$49.60** | $55.62 | $55.07 | $55.16 | $54.61 |
| Tangible Book Value Per Share (TBVPS) | **$45.41** | $49.72 | $49.14 | $49.11 | $48.50 |
| Pre-tax return on Average Earning Assets (ROAEA) – Continuing Ops. (1) | **(3.77%)** | 1.16% | 1.63% | 0.89% | 0.47% |
| After-tax return on Average Earning Assets (ROAEA) – Continuing Ops. (1) | **(3.61%)** | 0.68% | 0.72% | 0.51% | 0.57% |
| Net Finance Margin – Continuing Ops. | **3.59%** | 3.48% | 3.63% | 3.64% | 3.64% |
| Net Efficiency Ratio – Continuing Ops. | **119.0%** | 60.0% | 55.7% | 57.0% | 61.8% |
| Net Charge-offs (% of AFR (2)) | **0.32%** | 0.28% | 0.45% | 0.42% | 0.40% |
| Allowance for loan losses as % of Finance Receivables for Commercial assets (3) | **1.97%** | 1.93% | 1.85% | 1.89% | 1.82% |
| CET1 Ratio/Tier 1 Capital Ratio(4) | **13.8%** | 13.7% | 13.4% | 13.1% | 12.7% |
| Total Capital Ratio(4) | **14.5%** | 14.4% | 14.1% | 13.8% | 13.2% |

(1) Average earning assets (AEA) components include interest earning cash, investments, securities and indemnification assets, loans and operating lease equipment.
(2) Average finance receivables (AFR) is computed using month-end balances and is the average of finance receivables which includes loans, direct finance lease and leverage lease receivables and factoring receivables. It excludes operating lease equipment.
(3) Beginning in 3Q15, the ratio is calculated to include the impact of the principal loss discount associated with acquired OneWest receivables and is ALL plus principal loss discount on Commercial loans divided by Commercial Finance Receivables before the impact of the principal loss discount.
(4) Capital ratios are preliminary as of 12/31/16 and based on fully phased-in Basel III estimates.

CIT | 4Q16 Earnings 21

# FY2016 Noteworthy Items

| *($ in M, except for per share data)* | | Segment | Item | Line Item | Pre-Tax | After-Tax | Per Share(1) |
|---|---|---|---|---|---|---|---|
| 1Q16 | Continuing Operations | NSP | Gain on Sale - UK | Other Income | $24 | $15 | $0.08 |
| | | Corporate | Restructuring Expenses | Operating Expenses | ($20) | ($13) | ($0.06) |
| | | Corporate | Discrete Tax Benefit | Tax Provision | - | $13 | $0.06 |
| | | NSP | Asset Impairment | Other Income | ($11) | ($8) | ($0.04) |
| | | NSP | Liquidating Europe CTA | Other Income | ($3) | ($3) | ($0.02) |
| 2Q16 | Continuing Operations | Corporate | Restructuring Expenses | Operating Expenses | ($10) | ($6) | ($0.03) |
| | Discontinued Operations | | Financial Freedom Interest Curtailment Reserve | | ($230) | ($163) | ($0.80) |
| | | | Business Air Goodwill Impairment | | ($4) | ($3) | ($0.01) |
| 3Q16 | Continuing Operations | Corporate | China Valuation Allowance | Tax Provision | - | ($16) | ($0.08) |
| | | Corporate | Restructuring Expenses | Operating Expenses | ($2) | ($1) | ($0.01) |
| | Discontinued Operations | | Reverse Mortgage Servicing Rights Impairment | | ($19) | ($12) | ($0.06) |
| | | | Business Air Impairment | | ($18) | ($11) | ($0.05) |
| 4Q16 | Continuing Operations | Corporate | TRS Termination Charge | Other Income | ($243) | ($146) | ($0.72) |
| | | Consumer Banking | Consumer Goodwill Impairment | Goodwill Impairment | ($299) | ($299) | ($1.48) |
| | | Consumer Banking | Commercial Services Goodwill Impairment | Goodwill Impairment | ($35) | ($28) | ($0.14) |
| | | NSP | Canadian Assertion Change | Tax Provision | - | ($54) | ($0.27) |
| | | NSP | Canada Portfolio Sale Gain | Other Income | $22 | $16 | $0.08 |
| | | Commercial Banking | Sales Tax Expense Related to Prior Periods | Operating Expenses | ($25) | ($16) | ($0.08) |
| | | Consumer Banking | Legacy OneWest Bank Matters | Operating Expenses | ($27) | ($17) | ($0.08) |
| | | Consumer Banking | Gain related to IndyMac venture | Other Income | $5 | $3 | $0.01 |
| | | Corporate | Restructuring Expenses | Operating Expenses | ($4) | ($3) | ($0.01) |
| | Discontinued Operations | | Commercial Air Tax Provision | | - | ($847) | ($4.19) |
| | | | Commercial Air Suspended Depreciation | | $106 | $66 | $0.33 |
| | | | Financial Freedom Reserve | | ($35) | ($21) | ($0.10) |
| | | | Business Air Impairment | | ($7) | ($4) | ($0.02) |

| | | Pre-Tax | After-Tax | Per Share |
|---|---|---|---|---|
| FY16 | **Total** *(Continuing)* | **($628)** | **($563)** | **($2.79)** |
| | **Total** *(Discontinued)* | **($207)** | **($995)** | **($4.93)** |
| | **Total** | **($834)** | **($1,558)** | **($7.72)** |

(1) Per share data based on 202.1 million, 202.8 million, 202.3 million, 202.1 million and 201.9 million for 4Q16, 3Q16, 2Q16, 1Q16, and FY16, respectively.
$ impacts are rounded.

CIT | 4Q16 Earnings 22

23 Commercial Banking Divisional Performance Key Metrics ($ in M) 4Q16 3Q16 4Q15 3Q16 4Q15 FLA 10,275 10,715 11,723 (440) (1,448) AEA 10,647 11,085 12,242 (438) (1,595) Net Finance Revenue 110.4 108.6 119.5 1.8 (9.1) Gross Yield 5.5% 5.4% 5.1% 0.1% 0.4% NFM 4.2% 3.9% 3.9% 0.3% 0.3% 12,242 11,892 11,543 11,085 10,647 5.13% 5.17% 5.39% 5.35% 5.54% 3.90% 3.82% 3.99% 3.92% 4.15% 4Q15 1Q16 2Q16 3Q16 4Q16 AEA Gross Yield Net Finance Margin Commercial Finance | 4Q16 Earnings Key Metrics ($ in M) 4Q16 3Q16 4Q15 3Q16 4Q15 FLA 5,567 5,417 5,369 150 255 AEA 5,502 5,507 5,172 (5) 330 Net Finance Revenue 52.2 51.5 51.4 0.7 0.8 Gross Yield 5.2% 5.1% 5.2% 0.1% - NFM 3.8% 3.7% 4.0% 0.1% (0.2%) Real Estate Finance 5,172 5,345 5,461 5,507 5,502 5.23% 5.44% 5.17% 5.13% 5.24% 3.98% 4.08% 3.78% 3.74% 3.80% 4Q15 1Q16 2Q16 3Q16 4Q16 AEA Gross Yield Net Finance Margin

24 Commercial Banking Divisional Performance (Continued) Business Capital | 4Q16 Earnings Rail Key Metrics ($ in M) 4Q16 3Q16 4Q15 3Q16 4Q15 FLA 7,343 7,251 6,813 92 530 AEA 6,070 6,021 5,806 49 264 Net Finance Revenue 79.3 76.3 74.5 3.0 4.8 Gross Yield 8.7% 8.5% 8.1% 0.2% 0.6% NFM 5.2% 5.1% 5.1% 0.1% 0.1% 5,806 5,847 5,861 6,021 6,070 8.07% 8.32% 8.38% 8.54% 8.71% 5.13% 5.17% 5.16% 5.07% 5.23% 4Q15 1Q16 2Q16 3Q16 4Q16 AEA Gross Yield Net Finance Margin Key Metrics ($ in M) 4Q16 3Q16 4Q15 3Q16 4Q15 FLA 7,221 7,141 6,714 80 507 AEA 7,287 7,164 6,599 123 688 Net Finance Revenue 78.1 77.5 89.0 0.6 (10.9) Gross Yield 12.2% 12.4% 13.7% (0.2%) (1.5%) NFM 4.3% 4.3% 5.4% - (1.1%) 6,599 6,882 7,037 7,164 7,287 13.71% 13.73% 13.16% 12.38% 12.22% 5.39% 5.82% 5.35% 4.33% 4.29% 4Q15 1Q16 2Q16 3Q16 4Q16 AEA Gross Yield Net Finance Margin

25 Consumer Banking Divisional Performance Legacy Consumer Mortgages | 4Q16 Earnings Other Consumer Banking (1) Key Metrics ($ in M) 4Q16 3Q16 4Q15 3Q16 4Q15 FLA 4,863 5,041 5,472 (178) (609) AEA 5,311 5,483 6,005 (172) (694) Net Finance Revenue 64.8 60.6 67.9 4.2 (3.1) Gross Yield 6.6% 6.1% 6.1% 0.5% 0.5% NFM 4.9% 4.4% 4.5% 0.5% 0.4% 6,005 5,816 5,657 5,483 5,311 6.13% 5.87% 6.14% 6.11% 6.62% 4.52% 4.13% 4.41% 4.42% 4.88% 4Q15 1Q16 2Q16 3Q16 4Q16 AEA Gross Yield Net Finance Margin Key Metrics ($ in M) 4Q16 3Q16 4Q15 3Q16 4Q15 FLA 2,179 2,127 1,763 52 416 AEA 2,154 2,035 1,676 119 478 Net Finance Revenue 46.6 40.3 28.2 6.3 18.4 Gross Yield 3.7% 3.5% 3.8% 0.2% (0.1%) NFM 8.7% 7.9% 6.7% 0.8% 2.0% 1,676 1,783 1,921 2,035 2,154 3.83% 3.69% 3.62% 3.54% 3.70% 6.73% 7.57% 7.72% 7.92% 8.66% 4Q15 1Q16 2Q16 3Q16 4Q16 AEA Gross Yield Net Finance Margin (1) Other Consumer Banking offers mortgage lending, deposits and private banking services.

26 Exposure to Energy – Oil & Gas Loans ($ in B) (1) Reflects the purchase accounting discount for loans acquired from OneWest Bank and the allowance for loan losses. (2) Line Utilization of 66% in 3Q16. (3) Line Utilization % at 3Q16: E&P 70%, Midstream 58%, Energy Services 71%. (4) Criticized % at 3Q16: E&P 53%, Midstream 5%, Energy Services 56%. Outstanding Line Utilization (3) Criticized (4) Commentary E & P $306 58% 35% ▪ Geographically diversified across the major producing basins ▪ Oil 43%/Gas 57% Midstream $201 62% 13% ▪ Long - lived infrastructure that store and transport essential commodity products Energy Services $129 61% 71% ▪ Geographically diversified across the major producing basins ▪ Almost all loans are secured Total Loans: $29.9 Energy: ~$0.6 (2% of Total Loans) Commercial $22.3 Consumer $7.0 Midstream $0.2 Energy Services $0.1 Exploration & Production $0.3 ▪ $637 million or 2% of total loans ▪ Loss coverage of 10.8% (1) ▪ ~37% of loans are Criticized ▪ 60% Line Utilization (2) ▪ Non - accruals of ~$89 million – ~68% current ▪ ~88% are Shared National Credits ▪ Less than 5% are Leveraged Loans ▪ Majority of portfolio is secured by: - Traditional reserve - based lending assets - Working capital assets - Long - lived fixed assets ($ Millions) | 4Q16 Earnings

# Diversified North American Rail Fleet

## Fleet by Type

**Total Cars: ~120k**



Mill/Coil Gondolas, 10%
Coal, 9%
Boxcars, 7%
Flatcars, 4%
Other, 3%
Locomotives, 0.3%
Covered Hopper-Other, 33%
Covered Hopper- O&G Related, 8%
Tank Cars-Other, 13%
Tank Cars - O&G Related, 14%

*O&G = Oil and Gas*

## Operating Leases by Industry



Cement and Building Products, 6%
Petrochemicals, 6%
Coal and Utilities, 3%
Chemicals (non petrochemical), 3%
Other, 2%
Steel and Metals, 2%
Mining, 1%
Petroleum and gas, 46%
Rail, 19%
Agriculture, 13%

**Total Net Investment:~$6.4B**

## Commentary

- Diversified fleet serving a broad range of customers and industries
  - Approximately 500 clients
  - ~75% shippers and ~25% railroads
  - Strong credit profile (~50% investment grade)
  - Young, well maintained equipment (avg. age: 12 yrs.)
- Utilization and lease rate trends coming off peak levels across multiple commodity types
  - Tank cars: ~16,000 for the transportation of crude
  - Sand cars: ~9,000 supporting crude and natural gas drilling
  - Coal cars: ~11,000 for the transportation of coal
  - ~$390 million in net investment supporting the oil & gas and coal industries up for renewal in 2017
- Portfolio management strategies
  - Shorten lease terms while lease rates are weaker
  - Bank funding on new deliveries
  - Selective disposal of non-performing assets
  - Divert cars from energy to alternative services (e.g. sand to cement, tank cars to ethanol and other refined products, etc.)

CIT | 4Q16 Earnings 27

28 Re - segmentation 3Q16 SEGMENT DIVISIONS SUB - DIVISIONS 4Q16 Commercial Finance Real Estate Finance Business Capital LCM Other Consumer Rail Maritime Aerospace Commercial Banking Transportation Finance Consumer and Community Banking Non - Strategic Portfolios Corporate and Other SEGMENT DIVISIONS SUB - DIVISIONS Commercial Finance Real Estate Finance Business Capital LCM Other Consumer Rail Commercial Banking Consumer Banking Non - Strategic Portfolios Corporate and Other Transportation Lending | 4Q16 Earnings Commercial Air (C2) Commercial Air Loans Business Air Discontinued Operations Financial Freedom Financial Freedom Commercial Air (C2) Discontinued Operations Business Air

# Non-GAAP Disclosures

| | Quarter Ended December 31, 2016 | Year Ended December 31, 2016 | |
|---|---|---|---|
| **Other Income** | (111.6) | 150.6 | |
| Less: Gain on Sale - UK | - | 24.0 | |
| NSP Asset Impairment | - | (11.0) | |
| Liquidating Europe CTA | - | (3.0) | |
| TRS Termination Charge | (243.0) | (243.0) | |
| Canada Portfolio Sale Gain | 22.0 | 22.0 | |
| Wind Down of IndyMac Venture | 5.0 | 5.0 | |
| Adjusted Other Income | 104.4 | 356.6 | |
| Adjusted Other Income as a % of AEA | 0.89% | 0.75% | |

| | Quarter Ended December 31, 2016 | Year Ended December 31, 2016 |
|---|---|---|
| **Adjusted Operating Expenses** | | |
| Operating expenses | (378.9) | (1,322.3) |
| Intangible asset amortization | 6.4 | 25.6 |
| Provision for severance and facilities exiting activities | 3.9 | 36.2 |
| Operating expenses exclusive of restructuring costs and intangible assets amortization[1] | (368.6) | (1,260.5) |
| Less: OneWest Bank Legacy Matters | (27.0) | (27.0) |
| Sales Tax Expense Related to Prior Periods | (25.0) | (25.0) |
| Adjusted operating expenses exclusive of restructuring costs and intangible assets amortization[1] | (316.6) | (1,208.5) |
| Adjusted operating expenses (exclusive of restructuring costs and intangible assets amortization) as a % of AEA | 2.70% | 2.54% |

| | Quarter Ended December 31, 2016 | Year Ended December 31, 2016 | |
|---|---|---|---|
| **Adjusted Net Efficiency Ratio[2]** | | | |
| Net Finance Revenue | 421.5 | 1,710.1 | |
| Adjusted Other Income | 104.4 | 356.6 | |
| Total net revenues | 525.9 | 2,066.7 | A |
| Adjusted operating expenses exclusive of restructuring costs and intangible assets amortization[1] | (316.6) | (1,208.5) | B |
| Adjusted Net Efficiency Ratio | 60.20% | 58.47% | B / A |

(1) Operating expenses exclusive of restructuring costs and intangible amortization is a non-GAAP measure used by management to compare period over period expenses.

(2) Net efficiency ratio is a non-GAAP measurement used by management to measure operating expenses (before restructuring costs and intangible amortization) to the level of total net revenues.

CIT | 4Q16 Earnings 29

30